Exhibit 10.20

LOCK-UP AGREEMENT

          THIS AGREEMENT (this “Agreement”) is dated as of September 26, 2006 by and among FreeHand Systems International, Inc. a Delaware corporation (the “Company”), and the shareholders of the Company listed on Schedule A attached hereto (collectively, the “Shareholders”).

          WHEREAS, to induce the Company and the investors (“Investors”) to enter into the Common Stock and Warrant Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among the Company and the Investors, the Shareholders have agreed not to sell any shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), that such Shareholders presently own or may acquire after the date hereof, except in accordance with the terms and conditions set forth herein. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Purchase Agreement.

          NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

          1. Restriction on Transfer; Term. The Shareholders hereby agree with the Company that the Shareholders will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the affiliate of the Company), directly of indirectly, any of the shares of Common Stock for the period commencing on the Closing Date and expiring on the date that is six (6) months following the effective date of the registration statement filed by the Company with the Securities and Exchange Commission providing for the resale of the shares of Common Stock and the shares of Common Stock issueable upon exercise of the Warrants issued pursuant to the Purchase Agreement (the “Period”).

          2. Ownership. During the Period, the Shareholders shall retain all rights of ownership in the Common Stock, including, without limitation, voting rights and the right to receive any dividends, if any, that may be declared in respect therefore.

          3. Company and Transfer Agent. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock if such transfer would constitute a violation of breach of this Agreement and the Purchase Agreement.

          4. Notices. All notices, demands, consents, request, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transaction contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00pm in the time zone of the recipient, or if sent after that time , on the next succeeding business day (as evidenced by the printed confirmation on delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, request, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

FreeHand Systems International, Inc.
95 First St., Suite 200
Los Altos, California 94022
Attention: Kim Lorz, President and CEO
Tel. No.: (650) 941-0742
Fax. No.: (650) 941-0207

With Copies to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention: Richard I. Anslow, Esq.
Tel. No.: (732) 409-1212
Fax. No.: (732) 577 1188

And to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Christopher S. Auguste
Tel. No.: (212) 715-9100
Fax. No.: (212) 715-8000

If to any of the Shareholders, addressed to such Shareholder at:

c/o FreeHand Systems International, Inc.
95 First St., Suite 200
Los Altos, California 94022
Attention: Kim Lorz, President and CEO
Tel. No.: (650) 941-0742
Fax. No.: (650) 941-0207

With Copies to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention: Richard I. Anslow, Esq.
Tel. No.: (732) 409-1212
Fax. No.: (732) 577 1188

Or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

          5. Amendment. The Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

          6. Entire Agreement. This Agreement contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understanding and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

          7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws, which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

          8. Waiver if Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS OT THE EXCLUSIVE JURISDICITION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING.

          9. Severability. The parties agree if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceable to any jurisdiction shall not invalidate or render unenforceable such provision on any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

          10. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and heading in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

          Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

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Schedule A

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

FREEHAND SYSTEMS INTERNATIONAL, INC

By:

Name: Kim Lorz
Title: President and CEO

SHAREHOLDER

By:

Name:
Title: